Cane Clark LLP		3273 E. Warm Springs Las Vegas, NV 89120
Kyleen E. Cane*	Bryan R. Clark^	Telephone: 702-312-6255
Joe Laxague~	Scott P. Doney~	Facsimile: 702-944-7100
Email: bclark@caneclark.com

October 5, 2007

Roughneck Supplies, Inc.
5254 Greet Street, Suite 10
Halifax, Nova Scotia, B3H 1N7

Re: Roughneck Supplies, Inc., Registration Statement on Form SB-2

Ladies and Gentlemen:

We have acted as counsel for Roughneck Supplies, Inc., a Nevada corporation (the "Company"), in connection with the preparation of this Post-Effective Amendment No. 1 to the Form SB-2 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the offering of 1,000,000 shares of common stock held by selling shareholders described in the Registration Statement.

In rendering the opinion set forth below, we have reviewed: (a) the Post-Effective Amendment No. 1 and the exhibits attached thereto; (b) the Company's Articles of Incorporation; (c) the Company's Bylaws; (d) certain records of the Company's corporate proceedings as reflected in its minute books; and (e) such statutes, records and other documents as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof. In addition, we have made such other examinations of law and fact, as we have deemed relevant in order to form a basis for the opinion hereinafter expressed.

Based upon the foregoing, we are of the opinion that the 1,000,000 shares of common stock to be sold by the selling shareholders are validly issued, fully paid and non-assessable.

This opinion is based on Nevada general corporate law, including the statutory provisions, all applicable provisions of the Nevada constitution and reported judicial decisions interpreting those laws.

Very truly yours,

/s/ Bryan R. Clark
CANE CLARK LLP
Bryan R. Clark

Cane Clark LLP		3273 E. Warm Springs Las Vegas, NV 89120
Kyleen E. Cane*	Bryan R. Clark^	Telephone: 702-312-6255
Joe Laxague~	Scott P. Doney~	Facsimile: 702-944-7100
Email: bclark@caneclark.com

CONSENT

WE HEREBY CONSENT to the inclusion of our name and use of our opinion in connection with the Post-Effective Amenment No. 1 to the Form SB-2 Registration Statement filed with the Securities and Exchange Commission as counsel for the registrant, Roughneck, Supplies, Inc.

Very truly yours,

/s/ Bryan R. Clark
CANE CLARK LLP
Bryan R. Clark